As filed with the Securities and Exchange Commission on March 30, 2016

Registration No. 333-202725

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

PROSHARES TRUST II

(Exact name of registrant as specified in its charter)

Delaware	6221	87-6284802
(State of Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

Michael L. Sapir

c/o ProShare Capital Management LLC

7501 Wisconsin Avenue

Suite 1000

Bethesda, Maryland 20814

(240) 497-6400

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Michael J. Schmidtberger

James C. Munsell

c/o Sidley Austin LLP

787 Seventh Avenue

New York, New York 10019

and

Robert J. Borzone, Jr.

c/o ProShare Capital Management LLC

7501 Wisconsin Avenue, Suite 1000

Bethesda, MD 20814

Approximate date of commencement of proposed sale to the public: As promptly as practicable after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post–effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one.)

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

EXPLANATORY NOTE

Deregistration of Unsold Securities

This Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 (Registration No. 333-202725) is being filed to remove from registration all of the securities that remain unsold thereunder as of the termination of the offering in accordance with the undertaking required by Item 512(a)(3) of Regulation S-K. The registrant expects that the offering will be terminated after the stock market closes on March 30, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Bethesda, State of Maryland, on the 30th day of March 2016.

ProShares Trust II

By:	/s/ Todd B. Johnson
Name:	Todd B. Johnson
Title:	Principal Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-3 has been signed by the following persons in the capacities and on the date indicated.

/s/ Todd B. Johnson	Principal Executive Officer	March 30, 2016
Name: Todd B. Johnson

/s/ Edward Karpowicz	Principal Financial Officer Principal Accounting Officer	March 30, 2016
Name: Edward Karpowicz

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-3 has been signed by the following persons on behalf of the Sponsor in the capacities and on the date indicated.

/s/ Louis M. Mayberg*	Member of the Sponsor (Director)	March 30, 2016
Name: Louis M. Mayberg

/s/ Michael L. Sapir*	Member of the Sponsor (Director)	March 30, 2016
Name: Michael L. Sapir

*	Signed by Todd B. Johnson pursuant to powers of attorney dated March 13, 2015.